UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Signatures

Section 8 – Other Events
Item 8.01 Other Events.
On February 28, 2008, XenoPort, Inc. announced positive top-line results from a placebo-controlled Phase 3 clinical trial of the company’s most advanced product candidate, XP13512, for the treatment of moderate-to-severe primary restless legs syndrome, or RLS. XP13512 demonstrated statistically significant improvements compared to placebo on both of the co-primary endpoints of the trial and was generally well-tolerated.
This clinical trial (XP053) was a 12-week, double-blind, placebo-controlled Phase 3 clinical trial that enrolled 325 patients who were diagnosed with moderate-to-severe primary RLS. Patients were treated with 1200 mg or 600 mg of XP13512 or placebo, given once per day. The pre-specified primary efficacy analysis of the study was the comparison of the 1200 mg XP13512 and placebo treatment groups. The co-primary endpoints for the clinical trial were the change from baseline for the International Restless Legs Syndrome (IRLS) rating scale score at end of treatment and the percentage of patients showing significant improvement on the Investigator Clinical Global Impression of Improvement (CGI-I) scale at end of treatment.
Results from the pre-specified analysis indicate that treatment with 1200 mg of XP13512 was associated with statistically significant improvements in the co-primary endpoints compared to placebo. Improvements in the IRLS scale score were significantly greater for 1200 mg XP13512 than for placebo (unadjusted mean values: -13.0 for 1200 mg XP13512; -9.8 for placebo; p=0.0015). At the end of treatment, significantly more patients treated with 1200 mg of XP13512 were reported as “much improved” or “very much improved” on the CGI-I scale compared to those treated with placebo (78% for 1200 mg XP13512; 45% for placebo; p< 0.0001).
Treatment with 600 mg of XP13512 was also associated with statistically significant improvements in the IRLS and CGI-I endpoints compared to placebo. The unadjusted mean reduction in the IRLS scale score was -13.8 for 600 mg XP13512 patients (p<0.0001 compared to placebo). At the end of treatment, 73% of patients treated with 600 mg of XP13512 were reported as “much improved” or “very much improved” on the CGI-I scale (p<0.0001 compared to placebo).
During the 12-week treatment period, the most commonly reported adverse events for XP13512 were dizziness (24% 1200 mg XP13512; 10% 600 mg XP13512; 5% placebo) and somnolence (18% 1200 mg XP13512; 22% 600 mg XP13512; 2% placebo). These adverse events were generally mild or moderate in intensity. Withdrawals due to adverse events were 7% in the 1200 mg XP13512 group, 6% in the 600 mg XP13512 group and 6% in the placebo group. There were three reported serious adverse events in the study (one in the placebo group, two in the 600 mg XP13512 group), none of which were considered treatment-related.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc.
(Registrant)

Dated: February 28, 2008	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer